FOR IMMEDIATE RELEASE
February 2, 2026

Revvity Announces Financial Results for the Fourth Quarter and Full Year of 2025

•Fourth quarter revenue of $772 million; 6% revenue growth; 4% organic growth
•Fourth quarter GAAP EPS of $0.87; Adjusted EPS from continuing operations of $1.70
•Initiates full year 2026 guidance

WALTHAM, Mass. -- Revvity, Inc. (NYSE: RVTY) today reported financial results for the fourth quarter and full year ended December 28, 2025.

Fourth Quarter 2025
The Company reported GAAP earnings per share of $0.87, as compared to $0.78 in the same period a year ago. Revenue for the quarter was $772 million, as compared to $729 million in the same period a year ago. GAAP operating income from continuing operations for the quarter was $112 million, as compared to $119 million for the same period a year ago. GAAP operating profit margin from continuing operations was 14.5% as a percentage of revenue, as compared to 16.3% in the same period a year ago.
Adjusted earnings per share from continuing operations for the quarter was $1.70, as compared to $1.42 in the same period a year ago. Adjusted operating income was $229 million, as compared to $221 million for the same period a year ago. Adjusted operating profit margin was 29.7% as a percentage of revenue, as compared to 30.3% in the same period a year ago.

Full Year 2025
The Company reported GAAP earnings per share of $2.07 in 2025, as compared to $2.20 in 2024. Revenue for the year was $2,856 million, as compared to $2,755 million in 2024. GAAP operating income from continuing operations for the year was $357 million, as compared to $347 million for 2024. GAAP operating profit margin from continuing operations for the year was 12.5% as a percentage of revenue, as compared to 12.6% in 2024.
Adjusted earnings per share from continuing operations for the year was $5.06, as compared to $4.90 in 2024. Adjusted operating income for the year was $773 million, as compared to $779 million in 2024. Adjusted operating profit margin for the year was 27.1% as a percentage of revenue, as compared to 28.3% in 2024.
Adjustments for the Company’s non-GAAP financial measures have been noted in the attached reconciliations.
"We finished 2025 on a strong note by delivering results that were solidly ahead of our expectations," said Prahlad Singh, president and chief executive officer of Revvity. "Our portfolio transformation over the past few years positions us well to capitalize on improving end market conditions and deliver differentiated results in the years to come."

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year 2025

Life Sciences
•Fourth quarter 2025 revenue was $382 million, as compared to $375 million in the same period a year ago. Revenue increased 2% and organic revenue was flat as compared to the same period a year ago.
•Full year 2025 revenue was $1,431 million, as compared to $1,399 million in 2024. Revenue increased 2% and organic revenue increased 2% as compared to the same period a year ago.
•Fourth quarter 2025 adjusted operating income was $136 million, as compared to $138 million in the same period a year ago. Adjusted operating profit margin was 35.6% as a percentage of revenue, as compared to 36.9% in the same period a year ago.
•Full year 2025 adjusted operating income was $458 million, as compared to $467 million in 2024. Adjusted operating profit margin was 32.0% as a percentage of revenue, as compared to 33.4% in 2024.

Diagnostics
•Fourth quarter 2025 revenue was $390 million, as compared to $355 million in the same period a year ago. Revenue increased 10% and organic revenue increased 7% as compared to the same period a year ago.
•Full year 2025 revenue was $1,425 million, as compared to $1,356 million in 2024. Revenue increased 5% and organic revenue increased 4% as compared to the same period a year ago.
•Fourth quarter 2025 adjusted operating income was $91 million, as compared to $91 million in the same period a year ago. Adjusted operating profit margin was 23.4% as a percentage of revenue, as compared to 25.7% in the same period a year ago.
•Full year 2025 adjusted operating income was $344 million, as compared to $354 million in 2024. Adjusted operating profit margin was 24.2% as a percentage of revenue, as compared to 26.1% in 2024.

Initiates Full Year 2026 Guidance
For the full year 2026, the Company forecasts total revenue of $2.96-$2.99 billion, organic revenue growth of 2-3%, and adjusted earnings per share of $5.35-$5.45.
Guidance for the full year 2026 for organic revenue growth and adjusted EPS is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Webcast Information
The Company will discuss its fourth quarter and full year 2025 results and its outlook for business trends during a webcast on February 2, 2026, at 8:00 a.m. Eastern Time. A live audio webcast and presentation will be available on the Investors section of the Company’s website, ir.revvity.com.

Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as “believes”, “intends”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments, including as the result of recently implemented and recently threatened tariff increases; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and divestitures, license technologies, or to successfully integrate acquired businesses or licensed technologies into our existing businesses or to make them profitable; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (7) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (8) disruptions in the supply of raw materials and supplies; (9) our ability to retain key personnel; (10) significant disruption in our information technology systems, or cybercrime; (11) our ability to realize the full value of our intangible assets; (12) our failure to adequately protect our intellectual property; (13) the loss of any of our licenses or licensed rights; (14) the manufacture and sale of products exposing us to product liability claims; (15) our failure to maintain compliance with applicable government regulations; (16) our failure to comply with data privacy and information security laws and regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) our ability to obtain future financing; (21) restrictions in our credit agreements; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Revvity
At Revvity, “impossible” is inspiration, and “can’t be done” is a call to action. Revvity provides health science solutions, technologies, expertise and services that deliver complete workflows from discovery to development, and diagnosis to cure. Revvity is revolutionizing what’s possible in healthcare, with specialized focus areas in translational multi-omics technologies, biomarker identification, imaging, prediction, screening, detection and diagnosis, informatics and more.
With 2025 revenue of $2.9 billion and approximately 11,000 employees, Revvity serves customers across pharmaceutical and biotech, diagnostic labs, academia and governments. It is part of the S&P 500 index and has customers in more than 160 countries.
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Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024

Revenue	$772,056	$729,372	$2,856,051	$2,755,026

Cost of revenue	350,397	317,082	1,291,686	1,217,367
Selling, general and administrative expenses	251,734	244,332	991,890	994,074
Research and development expenses	58,176	49,208	215,840	196,844

Operating income from continuing operations	111,749	118,750	356,635	346,741

Interest income	(5,752)	(9,828)	(31,103)	(73,190)
Interest expense	23,513	22,781	92,185	96,278
Change in fair value of investments	7,972	6,017	11,456	(7,958)
Other (income) expense, net	(5,544)	5,222	15,820	15,485

Income from continuing operations, before income taxes	91,560	94,558	268,277	316,126

(Benefit from) provision for income taxes	(4,211)	6,175	28,394	33,055

Income from continuing operations	95,771	88,383	239,883	283,071

Income (loss) from discontinued operations	2,593	6,262	1,318	(12,686)

Net income	$98,364	$94,645	$241,201	$270,385

Diluted earnings per share:

Income from continuing operations	$0.85	$0.73	$2.06	$2.30

Income (loss) from discontinued operations	0.02	0.05	0.01	(0.10)

Net income	$0.87	$0.78	$2.07	$2.20

Weighted average diluted shares of common stock outstanding	113,214	121,581	116,595	122,822

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional supplemental information(1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.85	$0.73	$2.06	$2.30
Amortization of intangible assets	0.74	0.72	2.88	2.93
Purchase accounting adjustments	(0.01)	(0.06)	0.01	(0.00)
Acquisition and divestiture-related costs	0.01	0.03	0.03	0.16
Transformation costs	0.03	—	0.08	—
Change in fair value of investments	0.07	0.05	0.10	(0.06)
Asset impairment	—	0.19	—	0.19
Significant litigation matters and settlements	—	0.01	0.10	0.06
Significant environmental matters	—	—	(0.01)	—
Mark to market on postretirement benefits	(0.10)	0.01	(0.05)	0.01
Restructuring and other, net	0.28	(0.04)	0.48	0.14
Tax on above items	(0.19)	(0.21)	(0.69)	(0.83)
Significant tax items	0.04	—	0.07	—
Adjusted EPS from continuing operations	$1.70	$1.42	$5.06	$4.90

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
(In thousands, except percentages)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024

Revenue and adjusted operating income

Revenue	$772,056	$729,372	$2,856,051	$2,755,026

Reported operating income from continuing operations	$111,749	$118,750	$356,635	$346,741
OP%	14.5%	16.3%	12.5%	12.6%
Amortization of intangible assets	83,523	87,876	335,586	359,376
Purchase accounting adjustments	(1,101)	(7,427)	1,248	(79)
Acquisition and divestiture-related costs	833	3,264	3,783	25,379
Transformation costs	3,054	—	9,280	—
Asset impairment	—	22,814	—	22,814
Significant litigation matters and settlements	(267)	689	12,228	7,775
Significant environmental matters	—	—	(1,208)	—
Restructuring and other, net	31,564	(4,665)	55,932	17,454
Adjusted operating income	$229,355	$221,301	$773,484	$779,460
OP%	29.7%	30.3%	27.1%	28.3%

Segment revenue and segment operating income

Life Sciences	$381,989	$374,762	$1,431,104	$1,398,601
Diagnostics	390,067	354,610	1,424,947	1,356,425
Segment revenue	772,056	729,372	2,856,051	2,755,026

Life Sciences	$136,034	$138,193	$458,262	$467,276
	35.6%	36.9%	32.0%	33.4%
Diagnostics	91,353	91,137	344,166	353,938
	23.4%	25.7%	24.2%	26.1%
Segment operating income	227,387	229,330	802,428	821,214

Corporate	1,968	(8,029)	(28,944)	(41,754)
Adjusted operating income	229,355	221,301	773,484	779,460

Amortization of intangible assets	(83,523)	(87,876)	(335,586)	(359,376)
Purchase accounting adjustments	1,101	7,427	(1,248)	79
Acquisition and divestiture-related costs	(833)	(3,264)	(3,783)	(25,379)
Transformation costs	(3,054)	—	(9,280)	—
Asset impairment	—	(22,814)	—	(22,814)
Significant litigation matters and settlements	267	(689)	(12,228)	(7,775)
Significant environmental matters	—	—	1,208	—
Restructuring and other, net	(31,564)	4,665	(55,932)	(17,454)
Reported operating income from continuing operations	$111,749	$118,750	$356,635	$346,741

REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 28, 2025	December 29, 2024

Current assets:
Cash and cash equivalents	$919,860	$1,163,396
Accounts receivable, net	744,671	632,400
Inventories, net	379,497	367,587
Other current assets	195,719	186,225
Total current assets	2,239,747	2,349,608

Property, plant and equipment, net	479,249	482,217
Operating lease right-of-use assets, net	165,439	167,716
Intangible assets, net	2,347,003	2,640,921
Goodwill	6,613,493	6,463,619
Other assets, net	323,480	288,397
Total assets	$12,168,411	$12,392,478

Current liabilities:
Current portion of long-term debt	$588,828	$242
Accounts payable	185,464	167,463
Accrued expenses and other current liabilities	556,954	485,395
Total current liabilities	1,331,246	653,100

Long-term debt	2,631,236	3,150,476
Long-term liabilities	807,461	770,523
Operating lease liabilities	148,108	151,505
Total liabilities	4,918,051	4,725,604

Total stockholders' equity	7,250,360	7,666,874
Total liabilities and stockholders' equity	$12,168,411	$12,392,478

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
(In thousands)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024

Operating activities:
Net income	$98,364	$94,645	$241,201	$270,385
(Income) loss from discontinued operations, net of income taxes	(2,593)	(6,262)	(1,318)	12,686
Income from continuing operations	95,771	88,383	239,883	283,071
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	(4,071)	5,053	22,847	37,809
Restructuring and other, net	31,564	(4,665)	55,932	17,454
Depreciation and amortization	103,079	105,033	405,340	427,849
Pension and other postretirement expenses	3,639	9,381	3,639	9,381
Change in fair value of contingent consideration	(1,341)	(7,875)	(1,400)	(1,869)
Deferred taxes	(61,483)	(102,232)	(61,483)	(102,232)
Contingencies and non-cash tax matters	(86)	(8,073)	(86)	(8,073)
Amortization of deferred debt financing costs and accretion of discounts	992	1,022	4,552	6,073
Change in fair value of investments	7,972	6,017	11,456	(7,958)
Unrealized foreign exchange loss (gain)	51	4	273	(1,059)
Asset impairment	4,784	22,814	4,784	22,814
Changes in assets and liabilities which provided (used) cash:
Accounts receivable, net	(59,380)	(49,260)	(101,023)	(15,969)
Inventories, net	2,289	18,269	14,782	45,086
Accounts payable	7,075	(1,243)	7,345	(26,025)
Accrued expenses and other	51,105	92,839	(17,885)	(21,397)
Net cash provided by operating activities of continuing operations	181,960	175,467	588,956	664,955
Net cash used in operating activities of discontinued operations	—	(1,237)	(6,023)	(36,656)
Net cash provided by operating activities	181,960	174,230	582,933	628,299

Investing activities:
Capital expenditures	(20,171)	(24,454)	(73,522)	(86,648)
Purchases of investments and notes receivables	(356)	(2,250)	(385)	(6,587)
Proceeds from investments and notes receivables	75	—	75	2,500
Proceeds from U.S. Treasury Securities	—	—	—	710,000
Proceeds from disposition of businesses and assets	—	—	229	—
Net cash (used in) provided by investing activities of continuing operations	(20,452)	(26,704)	(73,603)	619,265
Net cash provided by investing activities of discontinued operations	—	9,375	56,250	156,897
Net cash (used in) provided by investing activities	(20,452)	(17,329)	(17,353)	776,162

Financing Activities:
Payments of debt financing costs	—	—	(2,474)	—
Payments of senior unsecured notes	—	—	—	(711,479)
Payments on other credit facilities	(363)	(822)	(521)	(11,593)

Payments for acquisition-related contingent consideration	—	—	(3,838)	(8,832)
Proceeds from issuance of common stock under stock plans	293	1,528	2,925	7,701
Purchases of common stock	(168,285)	(185,157)	(820,815)	(369,578)
Dividends paid	(7,955)	(8,539)	(32,800)	(34,454)
Net cash used in financing activities of continuing operations	(176,310)	(192,990)	(857,523)	(1,128,235)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,257	(30,267)	48,521	(26,147)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(11,545)	(66,356)	(243,422)	250,079
Cash, cash equivalents, and restricted cash at beginning of period	932,575	1,230,808	1,164,452	914,373
Cash, cash equivalents, and restricted cash at end of period	$921,030	$1,164,452	$921,030	$1,164,452

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the condensed balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$919,860	$1,163,396	$919,860	$1,163,396
Restricted cash included in other current assets	6	1,056	6	1,056
Restricted cash included in other assets	1,164	—	1,164	—
Total cash, cash equivalents and restricted cash	$921,030	$1,164,452	$921,030	$1,164,452

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Three Months Ended
December 28, 2025
Organic revenue growth:
Revenue growth from continuing operations	6%
Less: effect of foreign exchange rates	2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	4%

Life Sciences
Three Months Ended
December 28, 2025
Organic revenue growth:
Revenue growth from continuing operations	2%
Less: effect of foreign exchange rates	2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	0%

Diagnostics
Three Months Ended
December 28, 2025
Organic revenue growth:
Revenue growth from continuing operations	10%
Less: effect of foreign exchange rates	3%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	7%

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Twelve Months Ended
December 28, 2025
Organic revenue growth:
Revenue growth from continuing operations	4%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	3%

Life Sciences
Twelve Months Ended
December 28, 2025
Organic revenue growth:
Revenue growth from continuing operations	2%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	2%

Diagnostics
Twelve Months Ended
December 28, 2025
Organic revenue growth:
Revenue growth from continuing operations	5%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	4%

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
FY 2026 ORGANIC REVENUE GROWTH FORECAST (1)

Continuing Operations
Twelve Months Ended
January 3, 2027
Projected
Organic revenue growth:
Revenue growth from continuing operations	4% - 5%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth from continuing operations	2% - 3%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” or “organic growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.
We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions and asset impairments. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of revenue.
We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, transformation costs, significant litigation matters and settlements, asset impairments, significant environmental charges, and restructuring and other charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of revenue.
We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of revenue.
We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in foreign exchange and interest associated with acquisitions and divestitures, changes in the value of investments and debt extinguishment costs.
We use the term “adjusted operating income” to refer to GAAP operating income, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, transformation costs, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” and “adjusted operating margin” to refer to adjusted operating income as a percentage of revenue.
We use the term “free cash flow” to refer to net cash provided by (used in) operating activities of continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”).

We use the term “adjusted net income” to refer to GAAP income from continuing operations, excluding amortization of intangible assets, debt extinguishment costs, purchase accounting adjustments, acquisition and divestiture-related expenses, transformation costs, significant litigation matters and settlements, significant environmental charges, changes in the value of investments, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
We use the term “adjusted earnings per share from continuing operations,” “adjusted earnings per share,” “adjusted EPS,” or “adjusted EPS from continuing operations” to refer to GAAP earnings per share from continuing operations, excluding amortization of intangible assets, debt extinguishment costs, purchase accounting adjustments, acquisition and divestiture-related expenses, transformation costs, significant litigation matters and settlements, significant environmental charges, changes in the value of investments, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:
•Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
•Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
•Purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets, deferred revenue and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
•Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest, foreign exchange gains and losses, integration expenses, rebranding expenses, and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.

•Transformation costs—transformation costs consist of external professional service costs related to transformation initiatives focused on business processes modernization, automation, and implementation of global systems to support the new Revvity Business Model. These costs are determined to be non-capitalizable in accordance with accounting standards. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
•Asset impairments—we incur expenses related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs, abandonments or associated asset write-downs, cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
•Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
•Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
•Impact of foreign currency changes on the current period—we exclude the impact of foreign currency associated with acquisitions and divestitures from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
•Impact of significant tax events—we exclude the impact of significant tax events. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
•Change in fair value of investments—we exclude the impact of changes in the value of investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
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The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, transformation costs, significant litigation matters and settlements, significant environmental charges, changes in the fair value of investments, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, and restructuring and other charges is calculated based on operational results and a blended jurisdictional tax rate, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on a blended jurisdictional tax rate currently in effect to determine our tax provision.
The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.
Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Investor Relations:
Steve Willoughby
steve.willoughby@revvity.com

Media Relations:
Chet Murray
(781) 462-5126
chet.murray@revvity.com